UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 466-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 13, 2012, U.S. Bancorp announced that the Federal Reserve did not object to the capital actions included in its 2012 capital plan submitted as part of the Annual Comprehensive Capital Analysis and Review and that its board of directors had approved an increase in the dividend rate on U.S. Bancorp common stock to $0.78 on an annualized basis, or $0.195 on a quarterly basis. A quarterly common stock dividend of $0.195 per common share is payable on April 16, 2012, to shareholders of record at the close of business on March 30, 2012. U.S. Bancorp also announced that the board of directors had approved an authorization to repurchase up to 100 million shares of its outstanding common stock. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary

Date: March 14, 2012

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